                                   SCHEDULE 14
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by Registrant                                  [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-2

Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              MKS INSTRUMENTS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

1.       Title of each class of securities to which transaction applies:________

2.       Aggregate number of securities to which transaction applies:___________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):___________________________________________________________

4.       Proposed maximum aggregate value of transaction:_______________________

5.       Total fee paid:________________________________________________________

[ ]      Fee paid previously with preliminary materials:________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.       Amount previously paid:________________________________________________

2.       Form, Schedule or Registration Statement No.:__________________________

3.       Filing Party: _________________________________________________________

                              MKS INSTRUMENTS, INC.
                                SIX SHATTUCK ROAD
                          ANDOVER, MASSACHUSETTS 01810






                                                                  March 24, 2000





Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of MKS INSTRUMENTS, INC. (the "Company") to be held on Wednesday, May 17, 2000, at 10:00 a.m. at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810.

         At the Annual Meeting you will be asked (i) to elect two (2) members of the Board of Directors of the Company; (ii) to approve (a) the continuance of the Company's Amended and Restated 1995 Stock Incentive Plan (the "Plan") and
(b) an amendment to the Plan to increase the number of shares of Common Stock available for issuance pursuant to the Plan; (iii) to ratify the appointment of the Company's independent accountants, PricewaterhouseCoopers LLP; and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof. Details of the matters to be considered at the Annual Meeting are contained in the Proxy Statement, which we urge you to review carefully.

         Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                                         Sincerely,


                                                         /s/ John R. Bertucci
                                                         John R. Bertucci
                                                         Chairman

                              MKS INSTRUMENTS, INC.
                                SIX SHATTUCK ROAD
                          ANDOVER, MASSACHUSETTS 01810

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MKS INSTRUMENTS, INC. (the "Company"), a Massachusetts corporation, will be held on Wednesday, May 17, 2000 at 10:00 a.m. at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810, for the following purposes:

         1. To elect two (2) members of the Board of Directors for a term of three (3) years;

         2. To approve (a) the continuance of the Company's Amended and Restated 1995 Stock Incentive Plan (the "Plan") and (b) an amendment to the Plan to increase the number of shares of Common Stock available for issuance pursuant to the Plan;

         3. To consider and act upon a proposal to ratify the appointment by the Board of Directors, of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2000; and

         4. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 24, 2000 as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

         If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification. In order to vote your shares at the Annual Meeting, you must obtain from the nominee a proxy issued in your name.

                                              By Order of the Board of Directors


                                              /s/ Richard S. Chute
                                              Richard S. Chute
                                              Clerk

Andover, Massachusetts
March 24, 2000

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                              MKS INSTRUMENTS, INC.
                                SIX SHATTUCK ROAD
                          ANDOVER, MASSACHUSETTS 01810

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MKS Instruments, Inc. (the "Company" or "MKS"), a Massachusetts corporation, for use at the Annual Meeting of Stockholders to be held on May 17, 2000 at 10:00 a.m. at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810, and at any adjournment or postponement thereof. All proxies will be voted in accordance with the stockholders' instructions. If no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Clerk of the Company. Attendance at the Annual Meeting will not in itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the Proxy and vote in person.

         On March 24, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding and entitled to vote 24,970,762 shares of Common Stock, no par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each matter.

VOTING SECURITIES AND VOTES REQUIRED

         The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting. The plurality of the votes cast by stockholders entitled to vote is required for the election of Directors. All other matters require the approval of the holders of a majority of the shares of Common Stock present at the Annual Meeting or represented by proxy. Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

         THE NOTICE OF ANNUAL MEETING AND THIS PROXY STATEMENT ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 7, 2000. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO CCBN INVESTORCONNECT, ATTN: STEVEN NIMETZ, 6770 OAK HALL LANE, #117, COLUMBIA, MD 21045. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each current director of the Company; (iii) the executive officers named in the Summary Compensation Table below; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the table, (i) all information set forth in the table is as of January 31, 2000; and (ii) the address for each director and executive officer of the Company is: c/o MKS Instruments, Inc., Six Shattuck Road, Andover, Massachusetts 01810.

                                                               NUMBER OF SHARES                 PERCENTAGE OF
              NAME OF BENEFICIAL OWNERS                     BENEFICIALLY OWNED (1)            CLASS OUTSTANDING

John R. Bertucci                                                 16,057,777 (2)                       64.9%
Ronald C. Weigner                                                   125,609 (3)                        *
John J. Sullivan                                                    614,010 (4)                        2.5%
Joseph A. Maher, Jr.                                                 99,676 (8)                        *
William D. Stewart                                                  125,609 (3)                        *
Leo Berlinghieri                                                    119,009 (3)                        *
Richard S. Chute                                                  2,317,798 (5)                        9.4%
Owen W. Robbins                                                      25,092 (3)                        *
Robert J. Therrien                                                   25,092 (3)                        *
Louis P. Valente                                                     25,092 (3)                        *
Thomas H. Belknap                                                 2,021,156 (6)                        8.2%
All directors  and  executive  officers as a group (12           17,242,758                           68.2%
persons) (7)


*        Represents less than 1% of the outstanding Common Stock.

(1) The Company believes that each stockholder has sole voting and investment power with respect to the shares listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the Commission, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2000 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock. Shares of Common Stock which an individual or entity has a right to acquire within the 60-day period following January 31, 2000 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

(2) Includes 5,794,716 shares held directly by Mr. Bertucci, 5,949,199 shares held directly by Mr. Bertucci's wife, and 4,313,862 shares held by Bertucci family trusts for which either Mr. or Mrs.
         Bertucci serves as a co-trustee.

(3)      Consists of options exercisable within 60 days of January 31, 2000.

(4)      Includes 316,500 shares held in a grantor retained annuity trust.

(5) Includes 2,292,706 shares held by certain of the Bertucci family trusts for which Mr. Chute serves as a co-trustee and 25,092 shares subject to options held by Mr. Chute exercisable within 60 days of January 31, 2000.

(6) Represents shares held by certain of the Bertucci family trusts for which Mr. Belknap serves as a co-trustee.

(7) Includes 564,555 shares issuable upon the exercise of options within 60 days of January 31, 2000.

(8) Includes 5,716 shares held by Mr. Maher and 93,960 shares subject to options held by Mr. Maher exercisable within 60 days of January 31, 2000.

         To the knowledge of the Company, there are no agreements among any of the foregoing persons or entities with respect to the voting of shares of Common Stock of the Company.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The by-laws of the Company provide for a Board of Directors which is divided into three classes. The term of the Class I Directors expires at the 2000 Annual Meeting. The term of the Class II Directors expires at the 2001 Annual Meeting, and the term of the Class III Director expires at the 2002 Annual Meeting. The Class I Directors, Mr. Robert J. Therrien and Mr. Louis P. Valente, are currently proposed for election to serve as Directors of the Company in the Class of Directors whose term will expire at the 2003 Annual Meeting.

         Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director will be voted (unless one or both nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors expects that each of the nominees named below will be available for election, but if either of them is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee to be designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. ROBERT J. THERRIEN AND MR. LOUIS P. VALENTE AS DIRECTORS, EACH TO SERVE A TERM WHICH EXPIRES AT THE 2003 ANNUAL MEETING.

                                    DIRECTORS

         Set forth below are the names and ages of each member of the Board of Directors (including those who are nominees for election as Class I Directors) and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as director of MKS. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 2000, appears under the heading "Stock Ownership of Certain Beneficial Owners and Management."

NAME                                                          AGE     POSITION
----                                                          ---     --------
John R. Bertucci.........................................      59     Chairman and Chief Executive Officer
Richard S. Chute.........................................      61     Director
Owen W. Robbins (2)......................................      70     Director
*Robert J. Therrien (1)..................................      65     Director
*Louis P. Valente (1)(2).................................      69     Director

(1)      Member of Compensation Committee.
(2)      Member of Audit Committee.
*        Nominee for election at this meeting.

         Mr. Bertucci has served as a director of MKS since 1974 and has been Chairman of the Board of Directors and Chief Executive Officer since November 1995. Mr. Bertucci served as President of MKS from 1974 to May 1999. From 1970 to 1974, he was Vice President and General Manager. Mr. Bertucci has an M.S. in Industrial Administration and a B.A. in Metallurgical Engineering from Carnegie-Mellon University. Mr. Bertucci is also a director of Applied Science and Technology Corporation and Intellisense Corporation.

         Mr. Chute has served as a director of MKS since 1974. Mr. Chute has been a member of the law firm of Hill & Barlow, a Professional Corporation, since 1971.

         Mr. Robbins has served as a director of MKS since February 1996. Mr. Robbins was Executive Vice President of Teradyne, Inc., a manufacturer of electronic test systems and backplane connection systems used in the electronics and telecommunications industries from March 1992 to May 1997, and its Chief Financial Officer from February 1980 to May 1997. Mr. Robbins has served on the Board of Directors of Teradyne, Inc. since March 1992 and was its Vice Chairman from January 1996 to May 1997, at which time he retired from Teradyne, Inc.

         Mr. Therrien has served as a director of MKS since February 1996. Mr. Therrien has been President and Chief Executive Office of Brooks Automation, Inc., a manufacturer of semiconductor processing equipment, since 1989.

         Mr. Valente has served as a director of MKS since February 1996. Mr. Valente has been Chairman and Chief Executive Officer of Palomar Medical Technologies, Inc., a company which designs, manufactures and markets cosmetic lasers, since September 1997. He has been a director of Palomar Medical Technologies, Inc. since February 1997 and was its President and Chief Executive Officer from May 1997 to September 1997. Mr. Valente was a Senior Vice President of Acquisitions, Mergers and Investments of EG&G, Inc. from 1991 until July 1995. Mr. Valente is also a director of Micrion Corporation.

DIRECTOR COMPENSATION

         Directors of MKS are reimbursed for expenses incurred in connection with their attendance at Board of Directors and committee meetings. Directors who are not employees of MKS are paid an annual fee of $10,000 and $1,000 for each Board of Directors meeting they attend and $500 for each committee meeting they attend which is not held on the same day as a Board of Directors meeting. Messrs. Chute, Robbins, Therrien and Valente, MKS's four non-employee directors, have each been granted options, under MKS's 1996 Director Stock Option Plan (under which no further grants will be made), to purchase 8,592 shares of common stock at a weighted average exercise price of $4.81 per share. Each has also been granted options to purchase 16,500 shares of common stock at a weighted average exercise price of $14.15 per share under the 1997 Director Stock Option Plan.

1997 DIRECTOR STOCK OPTION PLAN

         MKS's 1997 Director Stock Option Plan (the "1997 Director Plan") authorizes the issuance of up to an aggregate of 300,000 shares of common stock. The 1997 Director Plan is administered by MKS's Board of Directors. Options are granted under the 1997 Director Plan only to directors of MKS who are not employees of MKS. Under the 1997 Director Plan, future non-employee directors will receive an option to purchase 11,250 shares of common stock upon their initial election to the Board of Directors. Each initial option will vest over a three-year period in 12 equal quarterly installments following the date of grant. On the date of each annual meeting of the stockholders, options will be automatically granted to each eligible director who has been in office for at least six months prior to the date of the annual meeting of the stockholders. Each annual option will entitle the holder to purchase 6,000 shares of common stock. Each annual option will generally become exercisable on the day prior to the first annual meeting of stockholders following the date of grant, or if no such meeting is held within 13 months after the date of grant, on the 13-month anniversary of the date of grant. The exercise price of all options granted under the 1997 Director Plan is equal to the fair market value of the common stock on the date of grant. Options granted under the 1997 Director Plan terminate upon the earlier of three months after the optionee ceases to be a director of MKS or ten years after the grant date. In the event of a change in control of MKS, the vesting of all options then outstanding would be accelerated in full and any restrictions on exercising outstanding options would terminate.

         The Company's 1996 Director Stock Option Plan, under which options have been granted to, and may still be exercised by, four non-employee directors of MKS, has been terminated. See "Director Compensation."

COMMITTEES OF THE BOARD OF DIRECTORS

         The Compensation Committee consists of Messrs. Therrien and Valente. The Compensation Committee reviews and evaluates the salaries, supplemental compensation and benefits of all officers of MKS, reviews general policy matters relating to compensation and benefits of employees of MKS and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers MKS's stock option and stock purchase plans.

         The Audit Committee consists of Messrs. Robbins and Valente. The Audit Committee reviews with MKS's independent auditor the scope and timing of its audit services, the auditor's report on MKS's financial statements following completion of its audit and MKS's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee will make annual recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year.

         The Board of Directors held five meetings during 1999. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served, except for Mr. Therrien, who attended 60% of the meetings of the Board of Directors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which throughout 1999 was comprised of two non-employee directors. The Committee is responsible for determining the salaries of, establishing bonus programs for, and granting stock options to, the Company's executive officers.

         The Committee believes that the primary objectives of the Company's compensation policies are to attract, retain, motivate, and reward a management team that can effectively implement and execute the Company's strategic business plan and lead the Company in achieving its long-term growth and earnings goals. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) to recognize individual initiative, leadership and achievement; (iii) short-term bonus incentives for management to meet the Company's net income performance goals; and (iv) long-term incentive compensation in the form of stock options to encourage management to continue to focus on shareholder return.

         The Committee's goal is to use compensation policies to closely align the interests of the Company's management with the interests of shareholders so that the Company's management have incentives to achieve short-term performance goals while building long-term value for the Company's shareholders. In establishing base salaries for executive officers, the committee considers numerous factors such as the executive's responsibilities, the executive's importance to the Company, the executive's performance, historical salary levels of the executive, and the salaries of executives at certain other companies whose business is similar to that of the Company. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Company's compensation programs and to take into account factors which are unique to the Company.

         The Company has entered into employment agreements with certain senior officers of the Company. These agreements are renewable annually, and provide for termination for cause as well as termination without cause and limit competition if the officer's employment is terminated. The Compensation Committee believes that the salaries paid to these senior officers reflect appropriate base salaries as compared to senior officers of other companies of similar size.

Bonus Plan

         To further provide incentives for management to continue to improve operating results, the Board of Directors implemented the Bonus Plan. The amounts to be distributed pursuant to the Bonus Plan are determined by the income generated by the Company. The Committee believes that the Bonus Plan provides significant incentive to the executive officers of the Company to exceed its income goals.

Long-Term Incentive Compensation

         Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Committee believes that stock option participation aligns executive officers' interests with those of the stockholders. In addition, the Committee believes that awarding options to executive officers helps to balance the short-term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Moreover, because options granted to executive officers generally become exercisable over a four or five year period and terminate upon or shortly after the termination of the executive's employment with the Company, stock options serve as a means of retaining these executives.

         When establishing stock option grant levels, the Committee considers general corporate performance, the Chief Executive Officer's recommendations, level of seniority and experience, the dilutive impact of the options, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

         It is the policy of the Company to make an initial stock option grant to all executive officers at the time they commence employment consistent with the number of options granted to executive officers in the industry at similar levels of seniority. In addition, the Committee may also make grants throughout the year. In making such grants, the Committee considers individual contributions to the Company's financial, operational and strategic objectives.

         Senior management also participates in Company-wide employee benefit plans, including the Company's 401(k) Plan. Benefits under these plans are not dependent upon individual performance.

Compensation of Chief Executive Officer

         Mr. Bertucci's compensation was based upon a careful analysis of other comparable companies' Chief Executive Officers' compensation and Mr. Bertucci's efforts and success in improving the Company's operating results, establishing strategic goals and objectives for long-term growth of the Company, and advancing the Company in obtaining its strategic goals.

Section 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1.0 million paid to the company's chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met.

         The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowances under Section 162(m). In order for awards granted under the 1995 Stock Plan to comply with Section 162(m) after the Annual Meeting, the continuance of the 1995 Stock Plan must be approved by the stockholders. If the stockholders do not vote to continue the 1995 Stock Plan, the Company will not make any further awards under the 1995 Stock Plan. Even if the stockholders vote to continue the 1995 Stock Plan, however, there can be no assurances that compensation attributable to awards granted under the 1995 Stock Plan will be treated as qualified performance-based compensation under Section 162(m).

         Moreover, because the Company's Bonus Plan is not operated in a manner designed to qualify as performance-based compensation under Section 162(m), it is possible that a portion of any bonus payable to Mr. Bertucci and certain other executives under the Bonus Plan will not be deductible for federal income tax purposes. The Compensation Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the Section 162(m) limit when the Committee believes such payments are appropriate, after taking into consideration changing business conditions or the officer's performance, and are in the best interests of the stockholders.

                                                 -------------------------------
                                                 Compensation Committee
                                                 Louis P. Valente, Chairman
                                                 Richard S. Chute

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is currently comprised of Messrs. Therrien and Valente. During 1999, the Compensation Committee was comprised of Messrs. Chute and Valente. Messrs. Therrien and Valente were not, at any time, an officer or employee of MKS or any subsidiary of MKS, and neither had any relationship with MKS requiring disclosure under item 404 under the Securities Exchange Act of 1934, as amended. Mr. Chute is a Director and Clerk of MKS and certain subsidiaries of MKS. Mr. Chute is an attorney at the law firm of Hill & Barlow, a Professional Corporation. Hill & Barlow provided legal services to MKS during 1999 for which it was compensated by MKS in the aggregate amount of $355,000. No executive officer of MKS serves as a member of the Board of Directors or Compensation Committee of any other entity which has one or more executive officers serving as a member of MKS's Board of Directors or Compensation Committee.

                               EXECUTIVE OFFICERS

NAME                                                AGE    POSITION
----                                                ---    --------
John R. Bertucci...............................     59     Chairman and Chief Executive Officer
Peter R. Younger...............................     55     President and Chief Operating Officer
Ronald C. Weigner..............................     54     Vice President and Chief Financial Officer
John J. Sullivan...............................     64     Executive Vice President of Technology
William D. Stewart.............................     55     Corporate  Vice  President  and  General  Manager,  Vacuum
                                                           Products
Joseph A. Maher, Jr............................     52     Corporate  Vice  President and General  Manager,  Pressure
                                                           Measurement and Control Products
Robert D. Klimm................................     49     Corporate  Vice President and General  Manager,  Materials
                                                           Delivery and Analysis Products
Leo Berlinghieri...............................     46     Corporate Vice President, Customer Support Operations

         Mr. Bertucci has served as a director of MKS since 1974 and has been Chairman of the Board of Directors and Chief Executive Officer since November 1995. Mr. Bertucci served as President of MKS from 1974 to May 1999. From 1970 to 1974, he was Vice President and General Manager. Mr. Bertucci has an M.S. in Industrial Administration and a B.A. in Metallurgical Engineering from Carnegie-Mellon University. Mr. Bertucci is also a director of Applied Science and Technology Corporation and Intellisense Corporation.

         Mr. Younger joined MKS in May 1999 as President and Chief Operating Officer. He was most recently Vice President and General Manager of Eaton's Semiconductor Equipment Operations. Mr. Younger is currently a Board member of Semiconductor Equipment and Materials International (SEMI), a global association of approximately 2,200 member companies in the semiconductor equipment and materials industry, and was the organization's chairman from 1997 to 1998. In addition, he served on the Board of Directors for the North Shore Chamber of Commerce from 1993 to 1997. Mr. Younger holds an A.B. in Physics from Cornell University, and an M.A. and Ph.D. in Physics from Boston University.

         Mr. Weigner has served as Vice President and Chief Financial Officer of MKS since November 1995. From September 1993 until November 1995, he was Vice President and Corporate Controller and from 1980 to 1993 he was Corporate Controller. Mr. Weigner is a certified public accountant and has a B.S. in Business Administration from Boston University.

         Mr. Sullivan has served as Executive Vice President of Technology of MKS since March 1995. From 1982 to March 1995, he was Vice President of Marketing, and from 1975 to 1982, he was Vice President of Sales and Marketing. Mr. Sullivan has an M.S. and a B.S. in Physics from Northeastern University.

         Mr. Stewart has served as Corporate Vice President and General Manager of Vacuum Products since November 1997. From October 1986 to November 1997, he was President of HPS Vacuum Products group, which MKS acquired in 1986. Mr. Stewart co-founded HPS in

1976. Mr Stewart has an M.B.A. from Northwestern University and a B.S. in Business Administration from the University of Colorado. Mr. Stewart also serves on the Board of Directors of the Janus Fund.

         Mr. Maher has served as Corporate Vice President and General Manager of the Pressure Measurement and Control Products group since December 1999. From November 1997 to December 1999, he was Corporate Vice President and General Manager of the Measurement and Control Products group. From March 1997 to November 1997, he served as Vice President of the Process Control Instrumentation group. Mr. Maher was a Vice President of Lam Research Corporation from 1993 to 1996, and from 1980 to 1993, he was Executive Vice President of Drytek Corporation, which was purchased by Lam Research Corporation in 1993. Mr. Maher has a B.S. in Electrical Engineering from Northeastern University.

         Mr. Klimm has served as Corporate Vice President and General Manager of the Materials Delivery and Analysis Products group since December 1999. Mr. Klimm was Vice President and General Manager of the Factory Automation Division of PRI Automation from 1997 to 1999. From 1990 to 1997 he held various positions at Eaton's Semiconductor Equipment Operations, culminating as General Manager of the Implant Systems Division. Mr. Klimm has an M.B.A. from the Sloan School at MIT, an M.A. in Electrical Engineering from Northeastern University and a B.S. in Electrical Engineering from Lehigh University.

         Mr. Berlinghieri has served as Corporate Vice President, Customer Support Operations of MKS since November 1995. From 1980 to November 1995, he served in various management positions of MKS, including Manufacturing Manager, Production and Inventory Control Manager, and Director of Customer Support Operations. Mr. Berlinghieri is also Treasurer of the TQM-BASE Council, Inc., a non-profit quality management consortium comprised of Boston-area semiconductor capital equipment manufacturers.

         Executive officers of MKS are elected by the Board of Directors on an annual basis and serve until their successors are duly elected and qualified. There are no family relationships among any of the executive officers of MKS.

EXECUTIVE COMPENSATION

         The following table sets forth information with respect to the compensation of MKS's Chief Executive Officer and each of the four other most highly compensated executive officers for the years ended December 31, 1999, 1998 and 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                       ANNUAL COMPENSATION                      AWARDS
                                                       -------------------                    SECURITIES
                                                                           OTHER ANNUAL       UNDERLYING           ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR      SALARY      BONUS       COMPENSATION       OPTIONS (#)       COMPENSATION (1)
     ---------------------------         ----      ------      -----       ------------       -----------       ----------------
John R. Bertucci......................  1999       $348,720   $476,957              --                --               $12,800
Chairman and Chief Executive Officer    1998        337,440         --              --                --                 8,000
                                        1997        367,500    246,058              --                --                12,800

Ronald C. Weigner.....................  1999        187,838    132,517              --                --                12,800
Vice President and Chief Financial      1998        164,257         --              --            60,000                 8,000
Officer                                 1997        168,000     58,611              --            31,369                12,800

Joseph A. Maher, Jr...................  1999        176,514    132,517              --                --                12,800
Corporate Vice President and General    1998        161,307         --              --            60,000                 8,000
Manager, Pressure Measurement and       1997        134,329     42,267              --           126,600                    --
Control Products

William D. Stewart....................  1999        191,693    140,225              --                --                12,800
Corporate Vice President and General    1998        173,893         --              --            60,000                 8,000
Manager, Vacuum Products                1997        179,088     61,953              --            52,302                12,800

Leo Berlinghieri......................  1999        168,002    124,170              --                --                 8,000
Corporate Vice President, Customer      1998        152,559         --              --            60,000                 3,200
Support Operations ...................  1997        140,000     50,628              --            54,062                 7,000

(1)      Represents amounts paid into a 401(k) plan.

STOCK OPTION GRANTS

         There were no options granted to the Named Executive Officers during the year ended December 31, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                               AT FISCAL YEAR END (#)                FISCAL YEAR END (1)
                                                               ----------------------                -------------------
                              SHARES
                           ACQUIRED ON         VALUE
          NAME             EXERCISE (#)      REALIZED        EXERCISABLE    UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
          ----             ------------      --------        -----------    -------------      -----------        -------------
John R. Bertucci                   --              --                --               --                 --                  --
Ronald C. Weigner                  --              --           116,279           70,321         $3,651,863          $2,128,024
Joseph A. Maher, Jr.               --              --            84,630          101,970          2,648,748           3,131,139
William D. Stewart                 --              --           116,279           70,321          3,651,863           2,128,024
Leo Berlinghieri                6,600        $101,112           109,679           70,321          3,442,676           2,128,024

(1) Total value of "in-the-money" unexercised options is based on the difference between the last sales price of the Company's Common Stock on the Nasdaq Stock Market on

         December 31, 1999 ($36.125 per share) and the exercise price of "in-the-money" options, multiplied by the number of shares subject to such options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Chute, a director of MKS, MKS's clerk, and co-trustee of certain Bertucci family trusts and Mr. Thomas H. Belknap, a co-trustee of certain Bertucci family trusts, are attorneys at the law firm of Hill & Barlow, a Professional Corporation. Hill & Barlow has provided legal services to MKS during the calendar year ended December 31, 1999 for which it was compensated by MKS in the aggregate amount of $355,000.

         Mr. Stewart, Corporate Vice President and General Manager of Vacuum Products, is the general partner of Aspen Industrial Park Partnership ("Aspen"). MKS leases from Aspen, certain facilities occupied by MKS's Vacuum Products group in Boulder, Colorado. MKS paid Aspen approximately $393,000 in 1999 to lease such facilities.

EMPLOYMENT AGREEMENTS

         MKS entered into an employment agreement with each of Messrs. Stewart, Maher, Berlinghieri and Weigner.

         Each agreement sets the base salary for each employee which is reviewed annually. In addition to a base salary, each employee is entitled, under MKS's Management Incentive Program, to a bonus equal to a percentage of his base salary if MKS attains specified financial goals during the year. Each employee is also entitled to standard benefits including:

         -        participation in a profit sharing and retirement savings plan

         -        vacation days

         -        life insurance

         -        medical/dental insurance

         The remaining provisions of each agreement are also substantially the same.

         The term of employment for each is month to month with termination:

         -        upon the death of the employee

         - at the election of MKS if the employee fails or refuses to perform

         - at the election of MKS if the employee commits any acts not in MKS's best interest

         Payment by MKS upon termination depends on how employment is terminated:

         - if employment is terminated after the expiration of a 30 day notice period, MKS has no further obligation for compensation

         - if employment is terminated by death, MKS must pay the employee's estate the compensation owed to him at the end of the month of his death

         - if employment is terminated at the election of MKS, MKS must pay the employee through the last day of actual employment

         Each of the agreements contains non-competition provisions during the term of employment and for the period of one year after termination of employment. Under these provisions, Messrs. Stewart, Maher, Berlinghieri and Weigner may not:

         -        engage in any competitive business or activity

         - for the 12 months subsequent to termination, work for, employ, become a partner with, or cause to be employed, any employee, officer or agent of MKS

         - for the 12 months subsequent to termination, give, sell or lease any competitive services or goods to any customer of MKS

         - have any financial interest in or be a director, officer, stockholder, partner, employee or consultant to any competitor of MKS

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires executive officers, directors, and persons who beneficially own more than ten percent (10%) of the Company's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the "Commission") and any national securities exchange on which the Company's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all of its executive officers, directors and greater than ten percent (10%) beneficial owners complied with all applicable Section 16(a) filing requirements, with the following exceptions: (i) a Form 4 reporting the sale of shares by certain Bertucci family trusts was not timely filed; and
(ii) Mr. Maher failed to timely file a Form 5 reflecting a transaction in which he acquired shares.

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on March 30, 1999 (the Company's first trading day), and plotted at the end of each quarter of 1999, in each of (i) the Company's Common Stock; (ii) the NASDAQ Market Index of companies (the "NASDAQ Market Index"); and (iii) a Peer Group Index of semiconductor equipment/material manufacturers (the "MG Group Index"), compiled by Media General Financial Services, Inc. ("Media General"). The graph was compiled by Media General. The stock price performance on the graph below is not necessarily indicative of future price performance. The Company's common stock is listed on The National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the ticker symbol "MKSI".

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                                      FISCAL QUARTER ENDING
COMPANY/INDEX/MARKET               3/30/1999   3/31/1999   6/30/1999  9/30/1999   12/31/1999

MKS Instruments Inc                   100.00       95.11      132.44     158.22       256.89

Semiconductor Equip/Matrl             100.00      100.00      127.86     133.86       219.29

NASDAQ Market Index                   100.00      100.00      108.81     110.58       163.32


Note: Base price date is 3/30/1999

                                  PROPOSAL TWO

                        CONTINUANCE AND AMENDMENT OF THE
                 AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN

         The Board of Directors believes that the future success of the Company depends on its ability to attract, retain and motivate key employees. Accordingly, on January 31, 2000 the Board of Directors adopted, subject to stockholder approval, the following: (a) the continuance of the Company's Amended and Restated 1995 Stock Incentive Plan (the "1995 Stock Plan"); and (b) an amendment to the 1995 Stock Plan to annually increase, beginning July 1, 2000, the number of shares of stock available for stock-based awards by 4% of the total shares of the Company's outstanding stock on July 1 of each year. Such annual increase shall occur until such time as the aggregate number of shares which may be issued pursuant to the 1995 Stock Plan is 9,750,000 shares (subject to adjustment for certain changes in MKS's capitalization). The maximum number of shares that may be issued pursuant to the 1995 Stock Plan shall be 9,750,000 shares (subject to adjustment for certain changes in MKS's capitalization).

SUMMARY OF THE PLAN

         MKS's 1995 Stock Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, performance shares and awards of restricted stock and unrestricted stock. An aggregate of 3,750,000 shares of common stock may be issued pursuant to the 1995 Stock Plan (subject to adjustment for certain changes in MKS's capitalization). No award may be made under the 1995 Stock Plan after November 30, 2005.

         The 1995 Stock Plan is administered by the Board of Directors and the Compensation Committee. The Board of Directors has the authority to grant awards under the 1995 Stock Plan and to accelerate, waive or amend certain provisions of outstanding awards. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 1995 Stock Plan and has authorized the Chief Executive Officer of MKS to grant awards to non-executive officer employees. Subject to adjustment for certain changes in MKS' capitalization, the maximum number of shares represented by such awards under the 1995 Stock Plan may not exceed 500,000 shares in the aggregate or 35,000 shares to any one employee for the period from October 1999 to the end of 2000. The maximum number of shares with respect to which awards may be granted to any employee in any calendar year is 1,350,000 shares.

Incentive Stock Options and Nonstatutory Options

         Optionees receive the right to purchase a specified number of shares of common stock at some time in the future at an option price and subject to such terms and conditions as are specified at the time of the grant. Incentive stock options and options that the Board of Directors or Compensation Committee intends to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding 10% or more of the voting stock of MKS or any of its subsidiaries). All other options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of the common stock on the date of grant.

Stock Appreciation Rights and Performance Shares

         A stock appreciation right is based on the value of common stock and entitles the holder to receive consideration to the extent that the fair market value on the date of exercise of the shares of common stock underlying the right exceeds the fair market value of the underlying shares on the date the right was granted. A performance share award entitles the recipient to acquire shares of common stock upon the attainment of specified performance goals.

Restricted and Unrestricted Stock

         Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of MKS to repurchase all or part of such shares at their purchase price from the recipient in the event that the conditions specified in the applicable stock award are not satisfied prior to the end of the applicable restriction period established for such award. MKS may also grant (or sell at a purchase price not less than 85% of the fair market value on the date of such sale) to participants shares of common stock free of any restriction under the 1995 Stock Plan.

         All of the employees, officers, directors, consultants and advisors of MKS and its subsidiaries who are expected to contribute to MKS's future growth and success are eligible to participate in the 1995 Stock Plan.

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1.0 million paid to the company's chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met.

         The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowances under Section 162(m). In order for awards granted under the 1995 Stock Plan to comply with Section 162(m) after the Annual Meeting, the continuance of the 1995 Stock Plan must be approved by the stockholders. If the stockholders do not vote to continue the 1995 Stock Plan, the Company will not make any further awards under the 1995 Stock Plan. Even if the stockholders vote to continue the 1995 Stock Plan, however, there can be no assurances that compensation attributable to awards granted under the 1995 Stock Plan will be treated as qualified performance-based compensation under Section 162(m).

         Moreover, because the Company's Bonus Plan is not operated in a manner designed to qualify as performance-based compensation under Section 162(m), it is possible that a portion of any bonus payable to Mr. Bertucci and certain other executives under the Bonus Plan will not be deductible for federal income tax purposes. The Compensation Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the Section 162(m) limit when the Committee believes such payments are appropriate, after taking into consideration changing business conditions or the officer's performance, and are in the best interests of the stockholders.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 1995 Stock Plan and with respect to the sale of common stock acquired under the 1995 Stock Plan.

         Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

         Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

         If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

         If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

         Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

         With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

         Stock Appreciation Rights. A participant will not recognize taxable income upon the grant of a stock appreciation right under the 1995 Stock Plan. Instead, a participant generally will recognize as ordinary compensation income any cash delivered and the fair market value of any common stock delivered in payment of an amount due under a stock appreciation right.

         Upon selling any common stock received by a participant in payment of an amount due under a stock appreciation right, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the participant's tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the common stock for more than one year prior to the date of the sale.

         Performance Shares. A participant will not recognize taxable income upon the grant of a performance share award under the 1995 Stock Plan. Instead, a participant generally will recognize as ordinary compensation income the fair market value of any common stock delivered in accordance with the terms of the performance share award.

         Upon selling any common stock received by a participant under the terms of a performance share award, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the participant's tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the common stock for more than one year prior to the date of the sale.

         Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under Section 83(b) of the Internal Revenue Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the common stock at the time the award is granted and the purchase price paid for the common stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the common stock at the time of such lapse and the original purchase price paid for the common stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

         Upon the disposition of the common stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the participant's tax basis in the common stock. The capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

         Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 1995 Stock Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying common stock.

         Tax Consequences to the Company. The grant of an award under the 1995 Stock Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the 1995 Stock Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1995 Stock Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying

Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

THE BOARD OF DIRECTORS BELIEVES THE CONTINUANCE OF AND AMENDMENT TO THE 1995 STOCK PLAN ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL THREE

                           RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

         On January 31, 2000, the Board of Directors, on the recommendation of its Audit Committee, appointed the firm of PricewaterhouseCoopers LLP ("PWC") as the Company's independent accountants for the fiscal year of the Company ending December 31, 2000. PricewaterhouseCoopers was the Company's independent accountants for the fiscal year ending December 31, 1999.

         Representatives of PWC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

         In the event that the ratification of the appointment of PWC as the independent accountants for the Company is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.


                                  OTHER MATTERS

         The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                           FOR THE 2001 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in Andover, Massachusetts not later than November 30, 2000, for inclusion in the proxy statement for that meeting.

         In addition, MKS' By-laws require that MKS be given advance notice of matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in MKS' proxy statement in accordance with Rule 14a-8). The required written notice must be delivered to the Clerk of MKS at the principal offices of MKS at least 60 days prior to the Annual Meeting, but no more than 90 days prior to such meeting. However, if less than 40 days notice of the Annual Meeting is provided to the stockholders, the written notice of the stockholder must be sent to the Clerk of MKS no later than ten days after the notice of the Annual Meeting was received. The advance notice provisions of MKS' By-laws contain the requirements of the written notice of stockholders and supersede the notice requirement contained in recent amendments to Rule 14a-4 under the Exchange Act.

                                     By Order of the Board of Directors
                                     /s/ Richard S. Chute
                                     --------------------
                                     Richard S. Chute
                                     Clerk

March 24, 2000


THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                  DETACH HERE

           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             MKS INSTRUMENTS, INC.

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2000

     The undersigned stockholder of MKS Instruments, Inc., a Massachusetts corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 24, 2000, and hereby appoints John R. Bertucci, Richard S. Chute, and Ronald C. Weigner, and each of them acting singly, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of the Company to be held on May 17, 2000, at 10:00 a.m. at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon any other matters which may properly come before the meeting.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

This proxy, when properly executed, will be voted as directed below, or, if no contrary direction is indicated, will be voted FOR the election of the two (2) nominees listed below as Directors of the Company, FOR proposals 2 and 3 and as said proxies deem advisable on such other matters as may properly come before the meeting.

1. To elect two (2) members of the Board of Directors for a term of three (3) years. Nominees: (01) Robert J. Therrien, (02) Louis P. Valente

       FOR                          WITHHELD                  MARK HERE
                                                              IF YOU PLAN
       [ ]                             [ ]                    TO ATTEND      [ ]
                                                              THE MEETING
       [ ]
          ---------------------------                         MARK HERE FOR
          For both nominees except as                         ADDRESS CHANGE
          noted above                                         AND NOTE BELOW [ ]

2. To approve (a) the continuance of the Company's Amended and Restated 1995 Stock Incentive Plan (the "Plan") and (b) an amendment to the Plan to increase the number of shares of Common Stock available for issuance pursuant to the Plan.

       FOR                           AGAINST                 ABSTAIN

       [ ]                             [ ]                      [ ]

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2000.

       FOR                           AGAINST                 ABSTAIN

       [ ]                             [ ]                      [ ]

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

       FOR                           AGAINST                 ABSTAIN

       [ ]                             [ ]                      [ ]


TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person, who should state his or her title.)


Signature:                                          Date:
          ----------------------------------------        ----------------------


Signature:                                          Date:
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